UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

WECAST NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

YOU On Demand Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Tianjin Enternet Earn-Out Share Award

On November 10, 2016 the Board of Directors (the “Board”) of Wecast Network, Inc. (formerly known as YOU On Demand Holdings, Inc.) (the “Company”) in a special meeting, at the recommendation of the Company’s audit committee, approved the issuance of 10,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) under the terms of an earn-out provision in the Amended and Restated Share Purchase Agreement, dated as of December 21, 2015 (the “Agreement”), by and between the Company and Tianjin Enternet Network Technology Limited (“Tianjin Enternet”), which was previously described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 24, 2015. Based on evidence provided that the requisite thresholds necessary to trigger issuance of all 15,000,000 shares of Common Stock subject to the earn-out provision (the “Earn-Out Share Award”) have been achieved under the Agreement, the Board also determined that it is in the best interests of the Company and the Company’s shareholders to, amend the terms of the Earn-Out Share Award in order to reduce the total Earn-Out Share Award from 15,000,000 shares of Common Stock to 10,000,000 shares of Common Stock and to issue such 10,000,000 shares of Common Stock now in order to reduce the total equity dilution to shareholders related to the Earn-Out Share Award and to reduce the potential negative impact on the Company’s earnings. Pursuant to the original terms of the Agreement, the Earn-Out Share Award would be issued over a three year period in three separate tranches of 5,000,000 shares of Common Stock. The Parties to the Agreement orally agreed to amend the terms to forfeit 5,000,000 of the Earn-Out Share Award shares and accelerate the issuance of 5,000,000 shares of Common Stock.

Sun Seven Stars Hong Kong Cultural Development Limited Stock Purchase Agreement

On November 11, 2016, the Company entered into a Common Stock Purchase Agreement (the “SPA”) with Sun Seven Stars Hong Kong Cultural Development Limited, a Hong Kong company (“SSSHKCD”) and an affiliate of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”). SSS is controlled by the chairman of the Company’s Board of Directors, Bruno Wu. Pursuant to the terms of the SPA, the Company has agreed to sell and issue 1,136,364 shares of the Company’s Common Stock, for $1.76 per share, or a total purchase price of $2.0 million to SSSHKCD. The SPA contains customary representations, warranties and covenants. Receipt of the $2.0 million is just pending receipt of ordinary course approval from the appropriate Chinese governmental authorities.

The foregoing description of the SPA is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which we will file as an exhibit to our next Quarterly Report on Form 10-Q.

Item 3.02.      Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock to SSSHKCD discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The Company issued the shares of its Common Stock to SSSHKCD in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8.01     Other Events.

The information pertaining to the earn-out award discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: November 16, 2016	By:	/s/ Mei Chen
Mei Chen
Chief Financial Officer